UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A [X]

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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[ ]	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
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[ ]	Soliciting Material Under Rule 14a-12

NetSol Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMENDMENT DATED May 3, 2021

TO THE PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON June 14, 2021

The Definitive Proxy Statement on Schedule 14A filed by NetSol Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on April 27, 2021 (the “Original Filing”) in connection with the Company’s Annual Meeting of Stockholders to be held on June 14, 2021 (the “Annual Meeting”) discloses the Company’s Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters. The following chart replaces the same chart on page 24 of the Original Filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock, its only class of outstanding voting securities as of April 26, 2021, by (i) each person who is known to the Company to own beneficially more than 5% of the outstanding common Stock with the address of each such person, (ii) each of the Company’s present directors and officers, and (iii) all officers and directors as a group:

Name of Beneficial Owner (1)		Number of Shares Beneficially Owned (2)	Percentage (4)
Najeeb Ghauri	(3)	785,201	6.94%
Naeem Ghauri	(3)(6)	406,689	3.60%
Shahid Javed Burki	(3)(6)	159,611	1.41%
Mark Caton	(3)	99,597	*
Henry Tolentino	(3)	27,313	*
Patti McGlasson	(3)	80,109	*
Roger Almond	(3)	27,913	*
Kausar Kazmi	(3)	11,445	*
Malea Farsai	(3)	39,811	*
Renaissance Technologies Holdings Corp.	(5)	793,360	7.01%
All officers and directors as a group (nine persons)		1,637,689	11.95%

* Less than one percent

(1) Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to share grants that will vest or options currently exercisable or exercisable within 60 days of April 26, 2021, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3) Address c/o NETSOL at 23975 Park Sorrento, Suite 250, Calabasas, CA 91302.

(4) Shares issued and outstanding as of April 26, 2021 were 12,157,871 and 11,306,680, respectively as the latter does not include treasury shares.

(5) 5% or greater shareholder based on Schedule 13G filing on February 10, 2021.

(6) Messrs. Naeem Ghauri and Shahid Javed Burki did not stand for reelection in June 2020.